BY-LAWS
                                       of
                                PHILLIPS 44, INC.
                              a Wyoming Corporation

                                    ARTICLE I

         The initial principal office of the Corporation shall be in Casper, Wyoming. The corporation may have offices at such other places within or without the State of Wyoming as the board of Directors may from time to time establish.

                                   ARTICLE II
                                  Shareholders

         Section 2.1 - ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Tuesday of the month of February each year, at the hour of 7:30 o'clock P.M., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         Section 2.2 - SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 2.3 - PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Colorado, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

         Section 2.4 - NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares 'of the corporation are to be increased, at least thirty days' notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 2.5 - MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         Section 2.6 - CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has, been Made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 2.7 - VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

         Section 2.8 - QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado Corporation Code and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transaction 'which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.9 - MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these By-laws.

         Section 2.10 - PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.11 - VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on 'each such -matter.

         Section 2.12 - VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

          Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

          Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

          Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

          Section 2.13 - INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

          Section 2.14 - VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholders shall demand that voting be by ballot.

           Section 2.15 - NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                                   ARTICLE III

                               Board of Directors

     Section 1. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

           Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of up to nine (9) members with three (3) initial members. This number can be increased by the vote or written consent of the Board of Directors. The current number of Directors shall be determined by the Board of Directors at a special meeting. No Director need be a stockholder.

         Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected annually by the stockholders, and shall hold office until their successors are respectively elected and qualified.

         Election of Directors need not be by ballot.

           Section 4. COMPENSATION. The members of the Board of Directors shall be paid a fee of $100.00 for attendance at all annual, regular, special and adjourned meetings of the Board. No such fee shall be paid any director if absent. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 5. REMOVAL AND RESIGNATIONS. The stockholders may, at any meeting called for the purpose, by vote of two-thirds of the capital stock issued and outstanding, remove any directors from office, with or without cause; provided however, that no director shall be removed in case the vote of a sufficient number of shares are cast against his removal, which if cumulatively voted at any election of directors would be sufficient to elect him, if cumulative voting is allowed by the Articles of Incorporation.

The stockholders may, at any meeting, by vote of a majority of such stock represented at such meeting accept the resignation of any director.

         Section 6. VACANCIES. Any vacancy occurring in the office of director may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

         When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have powers to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

                                   ARTICLE IV

                         Meetings of Board of Directors

         Section 1. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at such places within or without the State of Wyoming and at such times as the Board may by vote from time to time determine.

         Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place whether within or without the State of Wyoming at any time when called by the President, Treasurer, Secretary or two or more directors. Notice of the time and place thereof shall be given to each director at least three (3) days before the meeting if by mail or at least twenty-four hours if in person or by telephone or telegraph. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned meeting of the Board of Directors need not be given.

         Section 3. QUORUM. The presence, at any meeting, of one-third of the total number of directors, but in no case less than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise required by statute or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

         Section 4.a. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or committee, and such written consent is filed within the minutes of the Corporation.

         b. The Board of Directors may hold regular or special meetings by telephone conference call, provided that any resolutions adopted shall be recorded in writing within 3 days of such telephone conference, and written ratification of such resolutions by the directors shall be provided within 10 days thereafter.

                                    ARTICLE V

                        Committees of Board of Directors

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                   ARTICLE VI

                                    Officers

     Section 1. NUMBER. The Corporation shall have a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers, agents and factors as may be deemed necessary. one person may hold any two offices except the offices of President and Vice President and the offices of President and Secretary.

         Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers specifically designated in Section 1 of this Article VT shall be chosen annually by the Board of Directors and shall hold office until their successors are chosen and qualified. No officer need be a director.

         Section 3. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws' or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any office the power to appoint any such subordinate officers, agents and factors and to prescribe their respective authorities and duties.

         Section 4. REMOVALS AND RESIGNATIONS. The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer or agent of the Corporation, or any member of any committee appointed by the Board of Directors.

         The Board of Directors may at any meeting, by vote of a majority of the directors present at such meeting, accept the resignation of any officer of the Corporation.

         Section 5. VACANCIES. Any vacancy occurring in the office of President, Vice President, Secretary, Treasurer or any other office by death, resignation, removal or otherwise shall be filled for the expired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

         Section 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         Section 7. THE VICE PRESIDENT. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors, or the President.

         Section 8. THE SECRETARY. The Secretary shall:

     a. Record all the proceedings of the meetings of the Corporation and directors in a book to be kept for that purpose;

         b. Have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Wyoming;

         c. Prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order;

            d. See that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

         e. Be custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal have been duly authorized;

         f. See that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

         g. In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or the President.

         Section 9. THE TREASURER. The Treasurer shall:

     a. Have supervision over the funds, securities, receipts, and disbursements of the Corporation;


           b. Cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors.

           c. Cause the funds of the  Corporation  to be  disbursed by checks or
drafts  upon  the  authorized   depositories  of  the  Corporation,   when  such
disbursements shall have been duly authorized;

     d. Cause to be taken and preserved proper vouchers for all monies disbursed;

           e. Cause to be kept at the principal of f ice of the Corporation correct books of account of all its business and transactions;

         f. Render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer;

         g. Be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

         h. In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and 'have such power as from time to time may be assigned to him by these By-Laws or by the Board of Directors or President.

         Section 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors or the President.

         Section 11. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article VI. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 12. SURETY BOND. The Board of Directors may secure the fidelity of any or all of the officers of the Corporation by bond or otherwise.

                                   ARTICLE VII

                            Execution of Instruments

         Section 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent of the Corporation and in such manner as the Board of Directors from time to time may determine.

         Section 2. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         Section 3. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or vice President and the Secretary or Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

                                  ARTICLE VIII

         Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman or Vice President of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whole facsimile signature or signatures shall have been used thereon, any such certificate or certificates shall cease to be such officer or officers of the

Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation, and any such delivery shall be regarded as an adoption by the Corporation of such certificate or certificates.

         Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

         Section 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

         Section 3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

         Section 4. CLOSING STOCK TRANSFER BOOK. The Board of Directors may close the Stock Transfer Book of the Corporation for a period not exceeding -fifty (50) days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding (50) days in connection with obtaining the consent of stockholders for any purpose. However, in lieu of closing the Stock Transfer Book, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 5. LOST, DESTROYED AND STOLEN CERTIFICATES. Where the owner of a Certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.

                                   ARTICLE IX

                                    Dividends

         Section 1. SOURCES OF DIVIDENDS. The directors of the Corporation, subject to any restrictions contained in the statutes and Certificate of Incorporation, may declare and pay dividends upon the shares of the capital stock of the Corporation either (a) out of its new assets in excess of its capital, or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current or the current and preceding fiscal year.

         Section 2. RESERVES. Before the payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the directors may abolish any such reserve in the manner in which it was created.

         Section 3. RELIANCE ON CORPORATE RECORDS. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 4. MANNER OF PAYMENT. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation at par.


                                    ARTICLE X

                                      Seal

         The Corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and shall indicate its formation under the laws of the State of Wyoming. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI

                                   Fiscal Year

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XII

                                   Amendments

         Section 1. BY THE STOCKHOLDERS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be made and adopted by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.

        Section 2. BY THE DIRECTORS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws, including amendments adopted by the stockholders, may he amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that the stockholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.

                                  ARTICLE XIII

                                 Indemnification

         The Board of Directors hereby adopt the provision of C.R.S. 7-3-101 S (as it may be amended from time to time) relating to Indemnification and in corporate such provisions by this reference as fully as if set forth herein.